UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2012

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 44th Fl, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As first disclosed on February 13, 2012, a reporter contacted Institutional Shareholder Services Inc. (“ISS,” a wholly owned subsidiary of MSCI Inc.) stating that a whistleblower had made a complaint to the Securities & Exchange Commission (the “SEC”). According to the reporter, the complaint alleges that an ISS employee had provided client voting data to proxy solicitors in return for cash and other gifts. Shortly after being contacted by the reporter, we launched an internal investigation into the matter and ISS placed the employee identified by the reporter on administrative leave while we further investigated the allegations.

The employee in question has informed the Company that he provided information to a proxy solicitor over a number of years about how a number of ISS’s clients voted their proxies.  The employee has stated that the proxy solicitor in question provided him with meals and tickets to various events.

We believe that the employee communicated the vote information by using his personal email accounts and by telephone and that he acted alone in gathering this information and communicating it.

ISS’s policies and employee training prohibit the unauthorized disclosure of confidential information. ISS terminated the employee’s employment on March 26, 2012.

The Company continues to cooperate with the investigations of both the SEC and U.S. Department of Justice with respect to this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: March 27, 2012	By:	/s/ David M. Obstler
	Name:	David M. Obstler
	Title:	Chief Financial Officer